CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1996, included or incorporated by reference in OTR Express, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Kansas City, Missouri
September 30, 1996